DENMARK BANCSHARES, INC.

EXHIBIT (23.1)

Consent of Independent Registered Public Accounting Firm

WIPFLI LLP

Consent of Independent Registered Public Accounting Firm

Stockholders' and Board of Directors

Denmark Bancshares, Inc.

Denmark, Wisconsin

We consent to the inclusion of our reports dated January 27, 2006, relating to the consolidated balance sheets of Denmark Bancshares, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal controls over financial reporting in the Form 10-K of Denmark Bancshares, Inc. as of December 31, 2005, and to the use of our name in such form. We also consent to the incorporation by reference in the Registration Statement (No. 333-69551) on Form S-8 of Denmark Bancshares, Inc. of our reports dated January 27, 2006, appearing in the Form 10-K of Denmark Bancshares, Inc.

Wipfli LLP

March 1, 2006

Green Bay, Wisconsin